UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2025, the holders of a majority of the issued and outstanding voting securities (the “Majority Stockholders”) of Inspire Veterinary Partners, Inc., (the “Company”), approved, by written consent an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Class A common stock to one hundred million (100,000,000) shares (the “Amendment”).

The Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada, which became effective on February 11, 2025.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed on December 17, 2024, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On February 10, 2025, the Company received a letter from Nasdaq stating that the Company has demonstrated compliance with the Minimum Bid Price Requirement, and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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